Exhibit 4.5
                         UNION PACIFIC CORPORATION
                         MEDIUM-TERM NOTE, SERIES E

Registered                 (Certificated Note)              Registered
----------                   (Floating Rate)                ----------
No.                                                         Cusip
---                                                         -----
     If applicable, the "Total Amount of OID", "Yield to Maturity" and "Initial Accrual Period OID" (computed under the approximate method) below will be completed solely for the purposes of applying the United States Federal income tax original issue discount ("OID") rules.

Original Issue Date:            Spread (plus or minus):

Principal Amount:               Spread Multiplier:

Issue Price:                    Maximum Interest Rate:

Maturity Date:                  Minimum Interest Rate:

Interest Payment Period:        Specified Currency: / / U.S. Dollars / / Other

Interest Payment Dates:         Authorized Denominations (Only applicable if
                                Specified Currency is other than U.S. Dollars):

  Redemption     Redemption     Total Amount of OID:
    Date(s)       Price(s)
    -------       --------
  Repayment      Repayment      Yield to Maturity:
    Date(s)       Price(s)
  ---------      ---------

Initial Interest Rate:          Initial Accrual Period OID:

Interest Rate Index:            Interest Reset Dates:

Index Maturity:                 Calculation Agent:

     This Note is a registered Note of UNION PACIFIC CORPORATION, a Utah corporation (the "Company"). This Note is one of a series of Notes (as defined on the reverse hereof) issued under the Indenture referred to on the reverse hereof designated as Medium-Term Notes, Series E. Subject to the provisions hereof, the Company, for value received, hereby promises to
pay to                  , or registered assigns, the principal sum of
      on the Maturity Date shown above and to pay premium, if any, and interest, if any, thereon, as described on the reverse hereof.

     The principal of (and premium, if any) and interest, if any, on this Note are payable by the Company in such coin or currency specified on the face hereof as at the time of payment shall be legal tender for the payment of public and private debts.

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

     Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Note shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, UNION PACIFIC CORPORATION has caused this Note to be duly executed under its corporate seal.

                                                 UNION PACIFIC CORPORATION,

                                                 By: _____________________
CERTIFICATE OF AUTHENTICATION
                                   [Seal]

     This is one of the Notes issued
under the within-mentioned Indenture.

Dated: ___________________________

CITIBANK, N.A.,
as Trustee

By: ______________________________
     Authorized Signatory

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE
INDIVIDUAL NOTES REPRESENTED HEREBY, THIS GLOBAL NOTE MAY NOT BE
TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE
DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.
                         UNION PACIFIC CORPORATION
                         MEDIUM-TERM NOTE, SERIES E
Registered                     (Global Note)                        Registered
----------                 (Floating Rate Note)                     ----------
No.                                                                 Cusip
---                                                                 -----
     If applicable, the "Total Amount of OID", "Yield to Maturity" and
"Initial Accrual Period OID" (computed under the approximate method) below will be completed solely for the purposes of applying the United States
Federal income tax original issue discount ("OID") rules.
Issue Date:                     Spread (plus or minus):
Principal Amount:
Issue Price:                    Spread Multiplier:
Maturity Date:                  Maximum Interest Rate:
Interest Payment Period:        Minimum Interest Rate:
Interest Payment Dates:         Specified Currency: / / U.S. Dollars / / Other:
     Redemption       Redemption   Authorized Denominations (Only applicable
       Date(s)         Price(s)    if Specified Currency is other than
     ----------       ----------   U.S. Dollars):
      Repayment        Repayment   Total Amount of OID:
       Date(s)         Price(s)
       -------         --------    Yield to Maturity:
Initial Interest Rate:             Initial Accrual Period OID:
Interest Rate Index:               Interest Reset Dates:
Index Maturity:                    Calculation Agent:
     This Note is a registered Note of UNION PACIFIC CORPORATION, a Utah corporation (the "Company"). This Note is one of a series of Notes (as defined on the reverse hereof) issued under the Indenture referred to on the reverse hereof designated as Medium-Term  Notes,  Series E . Subject to the provisions hereof, the Company, for value received,  hereby promises to
pay to      , or registered  assigns,  the principal sum of on the Maturity
Date shown above and to pay premium, if any, and interest, if any, thereon, as described on the reverse hereof.

     The principal of (and premium, if any) and interest, if any, on this Note are payable by the Company in such coin or currency specified on the face hereof as at the time of payment shall be legal tender for the payment of public and private debts.

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

     Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Note shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, UNION PACIFIC CORPORATION has caused this Note to be duly executed under its corporate seal.
                                                 UNION PACIFIC CORPORATION,

                                                 By: _________________________
CERTIFICATE OF AUTHENTICATION
                                   [Seal]
     This is one of the Notes issued
under the within-mentioned Indenture.

Dated: ____________________

CITIBANK, N.A.,
as Trustee

By: _________________________
     Authorized Signatory

                    [REVERSE OF MEDIUM-TERM NOTE, SERIES E]
                           Union Pacific Corporation
                          Medium-Term Note, Series E

     This permanent global Note is one of a duly authorized issue of securities of Union Pacific Corporation, a Utah corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), unlimited in aggregate principal amount, issued and to be issued in one or more series under an Indenture, dated as of December 20, 1996, between the Company and Citibank, N.A., as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture (as hereinafter defined)) to which indenture and all supplemental indentures thereto (the "Indenture") reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This permanent global Note is one of the series of Notes designated on the face hereof, of an aggregate initial principal amount equal to the Principal Amount shown above (the "Principal Amount"), with the Interest Payment Dates, Issue Date, and Maturity Date specified on the face hereof and bearing interest on said Principal Amount at the interest rate specified on the face hereof. The Notes of this series may be issued from time to time with varying maturities, interest rates and other terms.

     The Company, for value received, hereby promises to pay to Cede & Co., as nominee for the Depositary (as hereinafter defined), or registered assigns, the Principal Amount hereof on the Maturity Date shown on the face hereof, and to pay interest thereon, from and including the Issue Date shown on the face hereof or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, at a rate per annum equal to the Initial Interest Rate shown on the face hereof until the first Interest Reset Date shown on the face hereof following the Issue Date shown on the face hereof and thereafter in accordance with the provisions below under the headings "Determination of Commercial Paper Rate", "Determination of LIBOR", "Determination of Treasury Rate", "Determination of CD Rate", "Determination of Federal Funds Effective Rate", "Determination of Prime Rate", or "Determination of CMT Rate", depending upon whether the Interest Rate Index is the Commercial Paper Rate, LIBOR, Treasury Rate, CD Rate, Federal Funds Effective Rate, Prime Rate or CMT Rate as indicated on the face hereof, until the principal hereof is paid or duly made available for payment. Interest will be payable in arrears on each Interest Payment Date and at Maturity, commencing with the first Interest Payment Date after the Issue Date shown on the face hereof, unless the Issue Date is between a Regular Record Date (as defined below) and an Interest Payment Date, in which case, the first payment of interest hereon shall be made on the second Interest Payment Date following the Issue Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this permanent global Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date next preceding such Interest Payment Date. As used herein, "Regular Record Date" shall mean the date 15 calendar days prior to each Interest Payment Date, whether or not a Market Day (as defined below). Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the holder on such Regular Record Date and may be paid to the Person in whose name this permanent global Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice whereof shall be given to the holder of this permanent global Note not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Notwithstanding the foregoing, interest payable on this permanent global Note at Maturity will be payable to the person to whom principal shall be payable.

     The rate of interest on this Note will be reset daily, weekly, monthly, quarterly, semi-annually or annually (each, an "Interest Reset Date"), as specified on the face hereof. Unless otherwise specified on the face hereof, the Interest Reset Date will be as follows: if this Note resets daily, each Market Day; if this Note (other than a Treasury Rate Note) resets weekly, the Wednesday of each week; if this Note is a Treasury Rate Note that resets weekly, the Tuesday of each week; if this Note resets monthly, the third Wednesday of each month; if this Note resets quarterly, the third Wednesday of March, June, September and December; if this Note resets semi-annually, the third Wednesday of two months of each year which are six months apart, as specified on the face hereof; and if this Note resets annually, the third Wednesday of one month of each year, as specified on the face hereof; provided, however, that the interest rate in effect from the Issue Date of this Note (or any predecessor Note) to the first Interest Reset Date will be the Initial Interest Rate. If any Interest Reset Date for this Note would otherwise be a day that is not a Market Day, the Interest Reset Date for such Note shall be the next succeeding Market Day, except that in the case of a LIBOR Note, if such Market Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Market Day. "Initial Interest Rate" means the rate at which this Note will bear interest from its Issue Date to the first Interest Reset Date, as indicated on the face hereof.

     If this Note is designated on the face hereof as an "Inverse Floating Rate Note", then, unless otherwise described on the face hereof, this Note will bear interest at a floating interest rate equal to the Fixed Interest Rate indicated on the face hereof minus the rate determined by reference to the applicable Interest Rate Index specified on the face hereof (a) plus or minus the applicable Spread, if any, and/or (b) multiplied by the applicable Spread Multiplier, if any; provided, however, that, unless otherwise specified on the face hereof, the interest rate hereon will not be less than zero.

Determination of Commercial Paper Rate

     If the Interest Rate Index specified on the face hereof is the Commercial Paper Rate, the interest rate with respect to this Note for any Interest Reset Date shall be the Commercial Paper Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable Interest Determination Date.

     Unless otherwise specified on the face hereof, "Commercial Paper Rate" means, with respect to any Commercial Paper Interest Determination Date, the Money Market Yield (calculated as described below) of the rate quoted on a discount basis on such date for commercial paper having the Index Maturity specified on the face hereof as published in H.15(519) under the heading "Commercial Paper -- Nonfinancial." If such rate is not published prior to 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate shall be the rate set forth in the H.15 Daily Update for that day under the heading "Commercial Paper-Nonfinancial" in respect of commercial paper having the Index Maturity specified on the face hereof. If such rate is neither published in H.15(519) or in the H.15 Daily Update by 3:00 P.M., New York City time, on the related Calculation Date, then the Commercial Paper Rate on such Commercial Paper Interest Determination Date will be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 A.M., New York City time, on that Commercial Paper Interest Determination Date, of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for commercial paper having the Index Maturity specified on the face hereof placed for a non-financial entity whose senior unsecured bond rating is "AA", or the equivalent, from a nationally recognized rating agency; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate will be the Commercial Paper Rate in effect on such Commercial Paper Interest Determination Date.

     "Money Market Yield" shall be a yield (expressed as a percentage) calculated in accordance with the following formula:

          Money Market Yield =     D X 360
                                 ........... x 100
                                360 - (D X M)

where "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and "M" refers to the actual number of days in the interest period for which interest is being calculated.

     "H.15 Daily Update" means the daily update of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/H15/update or any successor site or publication. "H.15(519)" means the weekly statistical release entitled "Statistical Release H.15(519), Selected Interest Rates", or any successor publication, published by the Board of Governors of the Federal Reserve System.

Determination of LIBOR

     If the Interest Rate Index specified on the face hereof is LIBOR, the interest rate with respect to this Note for any Interest Reset Date shall be LIBOR plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable Interest Determination Date.

     Unless otherwise specified on the face hereof, "LIBOR" means the rate determined by the Calculation Agent in accordance with the following provisions:

          (i) With respect to any LIBOR Interest Determination Date, LIBOR will be either: (a) if "LIBOR Reuters" is specified on the face hereof, the arithmetic mean of the offered rates (unless the Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Index Currency having the Index Maturity specified on the face hereof, commencing on the applicable Interest Reset Date, that appear (or, if only a single rate is provided as aforesaid, appears) on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date, or (b) if "LIBOR Telerate" is specified on the face hereof or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified on the face hereof as the method for calculating LIBOR, the arithmetic mean of the rates for deposits in the Index Currency having the Index Maturity specified on the face hereof, commencing on such Interest Reset Date, that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on such LIBOR Interest Determination Date. If fewer than two such offered rates appear, or if no such rate appears, as applicable, LIBOR on such LIBOR Interest Determination Date will be determined in accordance with the provisions described in clause (ii) below.

          (ii) With respect to a LIBOR Interest Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the Designated LIBOR Page as specified in clause

     (i) above, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity specified on the face hereof, commencing on the applicable Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. If at least two quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center (as defined below) selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity specified on the face hereof and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date will be LIBOR in effect on such LIBOR Interest Determination Date.

     "Index Currency" means the currency or composite currency specified on the face hereof as to which LIBOR shall be calculated. If no such currency or composite currency is specified on the face hereof, the Index Currency shall be United States dollars.

     "Designated LIBOR Page" means (a) if "LIBOR Reuters" is specified on the face hereof, the display on the Reuters Monitor Money Rates Service (or any successor service) on the page specified on the face hereof (or any other page as may replace such page or such service (or any successor service)) for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (b) if "LIBOR Telerate" is specified on the face hereof or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified on the face hereof as the method for calculating LIBOR, the display on Dow Jones Markets Limited (or any successor service) on page 3750 if the U.S. dollar is the Index Currency or with respect to any other Index Currency, on the page specified on the face hereof (or any other page as may replace such page or such service (or any successor service)) for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency.

Determination of Treasury Rate

     If the Interest Rate Index specified on the face hereof is the Treasury Rate, the interest rate with respect to this Note for any Interest Reset Date shall be the Treasury Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable Interest Determination Date.

     Unless otherwise specified on the face hereof, "Treasury Rate" means, with respect to any Treasury Interest Determination Date, the rate from the most recent auction of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified on the face hereof as such rate appears on either the Telerate page 56 or the Telerate page 57 under the heading "AVGE INVEST YIELD" or, if not so published by 3:00 P.M., New York City time, on the related Calculation Date, the auction average rate of such Treasury Bills (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. If the results of the auction of Treasury Bills having the Index Maturity specified on the face hereof are not reported as provided above by 3:00 P.M., New York City time, on such Calculation date, or if no such auction is held, then the Treasury Rate will be calculated by the Calculation Agent and will be a yield to maturity (expressed as a bond equivalent, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates as of approximately 3:30 P.M., New York City time, on such Treasury Interest Determination Date, of three leading primary United States government securities dealers (which may include any agents entering into contracts with the Company to solicit purchases of the Notes, or any affiliates of such agents (collectively, the "Agents"; and each Agent or other securities dealer acting in such capacity, a "Reference Dealer") selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the Reference Dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate will be the Treasury Rate in effect on such Treasury Interest Determination Date.

Determination of CD Rate

     If the Interest Rate Index specified on the face hereof is the CD Rate, the interest rate with respect to this Note for any Interest Reset Date shall be the CD Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable Interest Determination Date.

     Unless otherwise specified on the face hereof, "CD Rate" means, with respect to any CD Interest Determination Date, the rate on such date for negotiable U.S. dollar certificates of deposit having the Index Maturity specified on the face hereof as published in H.15(519) under the heading "CDs (Secondary market)." If such rate is not so published by 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate will be the rate on such CD Interest Determination Date for negotiable U.S. dollar certificates of deposit having the Index Maturity specified on the face hereof as published in the H.15 Daily Update. If such rate is neither published in H.15(519) or in the H.15 Daily Update by 3:00 P.M., New York City time, on the related Calculation Date, the CD Rate on such CD Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Interest Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York (which may include any of the Agents) selected by the Calculation Agent for negotiable U.S. dollar certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable U.S. dollar certificates of deposit) with a remaining maturity closest to the Index Maturity specified on the face hereof in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate will be the CD Rate in effect on such CD Interest Determination Date.

Determination of Federal Funds Effective Rate

     If the Interest Rate Index specified on the face hereof is the Federal Funds Effective Rate, the interest rate with respect to this Note for any Interest Reset Date shall be the Federal Funds Effective Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable Interest Determination Date.

     Unless otherwise specified on the face hereof, "Federal Funds Effective Rate" means, with respect to any Federal Funds Interest Determination Date, the rate on that date for Federal Funds having the Index Maturity specified on the face hereof as published in H.15(519) under the heading "Federal Funds (Effective)." If such rate is not so published by 9:00 A.M., New York City time, on the related Calculation Date, then the Federal Funds Effective Rate will be the rate on such Federal Funds Interest Determination Date as published in the H.15 Daily Update under the heading "Federal Funds (Effective)." If such rate is neither published in H.15 (519) or in the H.15 Daily Update by 3:00 P.M. New York City time, on the related Calculation Date, then the Federal Funds Effective Rate on such Federal Funds Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates as of 9:00 A.M., New York City time, on such Federal Funds Interest Determination Date for the last transaction in overnight Federal Funds arranged by three leading brokers of Federal Funds transactions in The City of New York (which may include any of the Agents or their affiliates) selected by the Calculation Agent; provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Effective Rate will be the Federal Funds Effective Rate in effect on such Federal Funds Interest Determination Date.

Determination of Prime Rate

     If the Interest Rate Index specified on the face hereof is the Prime Rate, the interest rate with respect to this Note for any Interest Reset Date shall be the Prime Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable Interest Determination Date.

     Unless otherwise specified on the face hereof, "Prime Rate" means, with respect to any Prime Rate Interest Determination Date, the rate on such date as is published in H.15(519) under the heading "Bank Prime Loan." If the rate is not published prior to 9:00 a.m., New York City time, on the related Calculation Date, then the Prime Rate will be the rate on such Prime Interest Determination Date as published in the H.15 Daily Update opposite the caption "Bank Prime Loan." If such rate is not published prior to 3:00 P.M., New York City time, on the related Calculation Date, in either H.15(519) or the H.15 Daily Update, then the Prime Rate shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page (as defined below) as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date. If fewer than four such rates appear on the Reuters Screen USPRIME1 Page for such Prime Rate Interest Determination, then the Prime Rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by four major money center banks in The City of New York selected by the Calculation Agent. If fewer than four such quotations are so provided, then the Prime Rate shall be the arithmetic mean of four prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date as furnished in The City of New York by the major money center banks, if any, that have provided such quotations and by a reasonable number of substitute banks or trust companies to obtain four such prime rate quotations, provided such substitute banks or trust companies are organized and doing business under the laws of the United States, or any State thereof, each having total equity capital of at least $500,000,000 and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks or trust companies so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate determined as of such

Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

     "Reuters Screen USPRIME1 Page" means the display designated as page "USPRIME1" on the Reuters Monitor Money Rates Service (or any successor service) or such other page as may replace the USPRIME1 Page on the Reuters Monitor Money Rates Service (or any successor service) for the purpose of displaying prime rates or base lending rates of major United States banks.

Determination of CMT Rate

     If the Interest Rate Index specified on the face hereof is the CMT Rate, the interest rate with respect to this Note for any Interest Reset Date shall be the CMT Rate plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, as specified on the face hereof, as determined on the applicable Interest Determination Date.

     Unless otherwise specified on the face hereof, "CMT Rate" means, with respect to any CMT Rate Interest Determination Date, the rate displayed on the Designated CMT Telerate Page under the caption ". . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 . . . Mondays Approximately 3:45 P.M.," under the column for the Designated CMT Maturity Index for (i) if the Designated CMT Telerate Page is 7051, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the weekly or monthly average, as specified on the face hereof, for the week or the month, as applicable, ended immediately preceding the week or month, as applicable, in which the related CMT Rate Interest Determination Date occurs. If such rate is no longer displayed on the relevant page or is not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519). If such rate is no longer published or is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on the CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date reported, according to their written records, by three Reference Dealers in The City of New York selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, on of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent is unable to obtain three such Treasury Note quotations, the CMT Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest

Determination Date of three Reference Dealers in The City of New York
(from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining maturity closest to the Index Maturity specified on the face hereof and in an amount that is representative for a single transaction in that market at that time. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers so selected by the Calculation Agent are quoting as mentioned herein, the CMT Rate determined as of such CMT Rate Interest Determination Date will be the CMT Rate in effect on such CMT Rate Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation Agent will obtain quotations for the Treasury Note with the shorter remaining term to maturity and will use such quotations to calculate the CMT Rate as set forth above.

     "Designated CMT Telerate Page" means the display on Telerate (or any successor service) on the page specified on the face hereof (or any other page as may replace such page on that service (or any successor service) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519)) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no such page is specified on the face hereof, the Designated CMT Telerate Page shall be 7052, for the most recent week.

     "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (either one, two, three, five, seven, 10, 20 or 30 years) specified on the face hereof with respect to which the CMT Rate will be calculated. If no such maturity is specified on the face hereof, the Designated CMT Maturity Index shall be two years.

     Unless otherwise specified on the face hereof, all percentages resulting from any calculation on this Note will be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655) and 9.876544% (or .09876544) being rounded to 9.87654% (or .0987654)), and all dollar amounts used in or resulting from such calculation on this Note will be rounded to the nearest cent (with one-half cent being rounded upwards).

     The Interest Determination Date pertaining to an Interest Reset Date for
(a) a Commercial Paper Rate Note (the "Commercial Paper Interest Determination Date"), (b) a CD Rate Note (the "CD Interest Determination Date"), (c) a Federal Funds Rate Note (the "Federal Funds Interest Determination Date"), (d) a Prime Rate Note (the "Prime Interest Determination Date") or (e) a CMT Rate Note (the "CMT Rate Interest Determination Date") will be the second Market Day preceding the Interest Reset Date with respect to such Note. The Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note (the "LIBOR Interest Determination Date") will be the second London Market Day preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for a Treasury Rate Note (the "Treasury Interest Determination Date") will be the day of the week in which such Interest Reset Date falls on which Treasury bills would normally be auctioned. Treasury bills are usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as a result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If an auction date shall fall on any Interest Reset Date for a Treasury Rate Note, then such Interest Reset Date shall instead be the first Market Day immediately following such auction date.

     "Calculation Date", where applicable, means the date by which the Calculation Agent is to calculate the interest rate for this Note which shall be the earlier of (i) the tenth calendar day after the related Interest Determination Date, or if any such day is not a Market Day, the next succeeding Market Day and (ii) the Market Day preceding the applicable Interest Payment Date or Maturity, as the case may be.

     Upon the request of the holder hereof, the Calculation Agent will provide the interest rate then in effect, and, if then determined, the interest rate which will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to this Note. The "Calculation Agent" means the agent appointed by the Company to calculate interest rates under the circumstances specified above. Unless otherwise provided on the face hereof, the Calculation Agent will be Citibank, N.A.

     Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, shown on the face hereof. In addition, the interest rate hereon shall in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

     Unless otherwise indicated on the face hereof and except as provided below, the Interest Payment Dates for this Note will be, if the rate of interest on this Note resets daily, weekly or monthly, the third Wednesday of each month or the third Wednesday of March, June, September and December of each year (as indicated on the face hereof); if the rate of interest on this Note resets quarterly, the third Wednesday of March, June, September and December of each year; if the rate of interest on this Note resets semi-annually, the third Wednesday of the two months of each year that are six months apart specified on the face hereof; and if the rate of interest on this Note resets annually, the third Wednesday of the month specified on the face hereof, and in each case, at Maturity. If an Interest Payment Date specified on the face hereof (other than an Interest Payment Date occurring at Maturity) would otherwise be a day that is not a Market Day, such Interest Payment Date will be the next succeeding Market Day, except that in the case of a LIBOR Note, if such day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Market Day. "Market Day" means
(a) with respect to any Note, any day that is not a Saturday or Sunday and that, in The City of New York, is not a day on which banking institutions generally are authorized or obligated by law or executive order to close, (b) with respect to LIBOR Notes only, any such day on which dealings in deposits in U.S. dollars are transacted in the London interbank market (a "London Market Day"), (c) with respect to Notes denominated on the face hereof in a Specified Currency other than United States Dollars ("Foreign Currency Notes"), other than Notes denominated in Euro, any day that, in the Principal Financial Center (as defined below) of the country of the Specified Currency or, with respect to Foreign Currency Notes denominated in European Currency Units, Brussels, is not a day on which banking institutions generally are authorized or obligated by law to close and (d) with respect to Notes denominated in Euro, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer ("TARGET") System is open. "Principal Financial Center" means (i) the capital city of the country issuing the Specified Currency (except as described above with respect to European Currency Units) or (ii) the capital city of the country to which the Designated LIBOR Currency relates (or, in the case of European Currency Units, Luxemburg), as applicable, except, in the case of (i) or (ii) above, that with respect to U.S. dollars, Australian dollars,

Canadian dollars, Deutsche marks, Dutch guilders, Italian lire and Swiss francs, the "Principal Financial Center" shall be The City of New York, Sydney, Toronto, Frankfurt, Amsterdam, Milan (solely in the case of the Specified Currency) and Zurich, respectively. If the Maturity of this Note falls on a day that is not a Market Day, the required payment of principal, premium, if any, and interest will be made on the next succeeding Market Day with the same force and effect as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after the Maturity to the date of such payment on the next succeeding Market Day.

     Unless otherwise specified on the face hereof, interest payments hereon shall be the amount of interest accrued from and including each Interest Payment Date (or from and including the Issue Date in the case no interest has been paid) to, but excluding, the next succeeding Interest Payment Date or Maturity, as the case may be.

     Accrued interest hereon from the Issue Date shown on the face hereof or from the last date to which interest has been paid or duly provided for is calculated by multiplying the Principal Amount on the face hereof by an accrued interest factor. Such accrued interest factor is computed by adding the interest factor calculated for each day from and including the Issue Date or from and including the last date to which interest has been paid or duly provided for, as the case may be, to but excluding the date for which accrued interest is being calculated. The interest factor for each such day is computed by dividing the interest rate applicable to such date by 360, in the case of Commercial Paper Rate Notes, LIBOR Notes, CD Rate Notes, Federal Funds Rate Notes and Prime Rate Notes, or by the actual number of days in the year, in the case of Treasury Rate Notes and CMT Rate Notes.

     This permanent global Note is exchangeable for definitive registered Notes of this series of like tenor and of an equal aggregate principal amount only if (x) The Depository Trust Company, or any successor depositary with respect to the Notes of this series (the "Depositary"), notifies the Company that it is unwilling or unable to continue as Depositary for this permanent global Note or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed by the Company within 90 days, (y) the Company in its sole discretion determines that this permanent global Note shall be exchangeable for definitive registered Notes and executes and delivers to the Trustee an order of the Company providing that this permanent global Note shall be so exchangeable or (z) there shall have happened and be continuing an Event of Default or any event which, after notice or lapse of time, or both, would become an Event of Default with respect to the Notes of the series of which this permanent global Note is a part. If this permanent global Note is exchangeable pursuant to the preceding sentence, this Note shall in the case of clause (x) above be exchanged in whole for definitive registered Notes of this series, and in the case of clauses (y) and (z) above, be exchangeable for definitive registered Notes of this series, provided that the definitive registered Notes so issued in exchange for this Note shall be in authorized denominations and be of like tenor and of an equal aggregate principal amount as the portion of the Note to be exchanged, and provided further that, in the case of clauses (y) and (z) above, definitive registered Notes of this series will be issued in exchange for this permanent global Note, or any portion hereof, only if such definitive registered Notes were requested by written notice to the Security Registrar by or on behalf of a Person who is a beneficial owner of an interest herein given through the holder hereof. Any definitive registered Notes of this series issued in exchange for this permanent global Note shall be registered in the name or names of such Person or Persons as the holder hereof shall instruct the Security Registrar. Except as provided on the face hereof, owners of beneficial interests in this permanent global Note will not be entitled to receive physical delivery of Notes in definitive form and will not be considered the holders thereof for any purpose under the Indenture.

     Any exchange of this permanent global Note for one or more definitive registered Notes of this series will be made at the Corporate Trust Office of the Security Registrar in New York, New York. Upon exchange of any portion of this permanent global Note for one or more definitive registered Notes of this series, the Trustee shall endorse Exhibit A of this Note to reflect the reduction of its Principal Amount by an amount equal to the aggregate principal amount of the definitive registered Notes of this series so issued in exchange, whereupon the Principal Amount hereof shall be reduced for all purposes by the amount so exchanged and noted. Except as otherwise provided herein or in the Indenture, until exchanged in full for one or more definitive registered Notes of this series, this permanent global Note shall in all respects be subject to and entitled to the same benefits and conditions under the Indenture as a duly authenticated and delivered definitive registered Note of this series.

     Except as provided in the next paragraph, no beneficial owner of any portion of this permanent global Note shall be entitled to receive payment of accrued interest hereon until this permanent global Note has been exchanged for one or more definitive registered Notes of this series, as provided herein and in the Indenture.

     The principal and any interest in respect of any portion of this permanent global Note payable in respect of an Interest Payment Date or at the Stated Maturity thereof, in each case occurring prior to the exchange of such portion for a definitive registered Note or Notes of this series, will be paid, as provided herein, to the holder hereof which will undertake in such circumstances to credit any such principal and interest received by it in respect of this permanent global Note to the respective accounts of the Persons who are the beneficial owners of such interests on such Interest Payment Date or at Stated Maturity. If a definitive registered Note or registered Notes of this series are issued in exchange for this permanent global Note after the close of business at the office or agency where such exchange occurs on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or
(ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, then interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such registered Note, but will be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the holder hereof, and the holder hereof will undertake in such circumstances to credit such interest to the account or accounts of the Persons who were the beneficial owners of any portion of this permanent global Note on such Regular Record Date or Special Record Date, as the case may be.

     Payment of the principal of (and premium, if any) and any such interest on this permanent global Note will be made at the Corporate Trust Office of the Trustee in the borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the addresses of the Persons entitled thereto as such addresses shall appear in the Security Register or by transfer to an account maintained by the payee with, a bank in The City of New York (so long as the applicable Paying Agent has received transfer instructions in writing).

     The principal of and any premium and interest on any "Foreign Currency Notes" are payable by the Company in U.S. dollars, except as provided below. Unless otherwise specified on the face hereof, the Exchange Rate Agent (as defined below) will obtain the quotations necessary to convert the amount of all payments of principal of and any premium and interest on Foreign Currency Notes from the Specified Currency to U.S. dollars. Unless otherwise specified on the face hereof, however, the holder of a Foreign Currency Note may elect to receive such payments in the Specified Currency as described below.

     Any U.S. dollar amount to be received by a holder of a Foreign Currency Note will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Market Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all holders of Foreign Currency Notes scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, payments will be made in the Specified Currency. All currency exchange costs will be borne by the holder of the Foreign Currency Note by deductions from such payments. As used herein, "Exchange Rate Agent" means the agent appointed by the Company to obtain the quotations necessary to convert the amount of principal and any premium and interest payments on Foreign Currency Notes from the Specified Currency into U.S. dollars. Unless otherwise indicated on the face hereof, the Exchange Rate Agent will be Citibank, N.A.

     Unless otherwise specified on the face hereof, a holder of a Foreign Currency Note may elect to receive payment of the principal of and any premium and interest on such Note in the Specified Currency by filing a written request, signature guaranteed, for such payment at the Corporate Trust Office of the Paying Agent, in the Borough of Manhattan, The City of New York, on or prior to the Regular Record Date or at least 16 days prior to Maturity, as the case may be. A holder of a Foreign Currency Note may make such election with respect to all principal and any premium and interest payments and need not file a separate election for each payment. Such election will remain in effect until changed by written notice to the Paying Agent, but written notice of any such change must be received by the Paying Agent on or prior to the relevant Regular Record Date or at least 16 days prior to Maturity, as the case may be. Any such election or change thereof will be deemed to be made for all Foreign Currency Notes denominated in such Specified Currency which are registered in the name of such holder, unless such holder specifies in such written request the particular Foreign Currency Notes with regard to which such election or change thereof shall not apply.

     Except as described below, principal of and any premium and interest on Foreign Currency Notes paid in U.S. dollars will be paid in the manner specified above for principal of and any premium and interest on Notes denominated in U.S. dollars, and principal of and any premium and interest on Foreign Currency Notes paid in a Specified Currency will be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. All checks payable in a Specified Currency will be drawn on a bank office located outside the United States. In addition, payments in U.S. dollars of principal of and any premium and interest on a Foreign Currency Note in which the equivalent of U.S. $10,000,000 or more has been invested may, at the request of the holder thereof, be made in immediately available funds at the Corporate Trust Office of the Paying Agent, in the Borough of Manhattan, The City of New York, provided that, in the case of payments of principal and any premium, such Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Also, payments in a Specified Currency of principal of and any premium and interest on a Foreign Currency Note in which the equivalent of U.S. $10,000,000 or more has been invested may, at the request of the holder thereof, be made by wire transfer to an account with a bank located in the country of the Specified Currency, as shall have been designated on or prior to the relevant Regular Record Date or at least 16 days prior to Maturity, as the case may be, provided that, in the case of payments of principal and any premium, the Note is presented at the Corporate Trust Office of the Paying Agent, in the Borough of Manhattan, The City of New York in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Any request of a holder in accordance with this paragraph must be transmitted to the Paying Agent on or prior to the relevant Regular Record Date or at least 16 days prior to Maturity, as the case may be. Such request may be in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmission. Such holder may make such election for all principal and any premium and interest payments and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Paying Agent, but written notice of any such revocation must be received by the Paying Agent on or prior to the relevant Regular Record Date or at least 16 days prior to Maturity, as the case may be.

     Unless otherwise specified on the face hereof, the owner of a beneficial interest in this permanent global Note (if such Note is denominated in a Specified Currency on the face hereof) that elects to receive payments of principal, premium or interest in such Specified Currency must notify the participant in the Depositary's book-entry system through which its interest is held on or prior to the applicable Record Date, in the case of a payment of interest, and at least 16 days prior to Maturity, in the case of a payment of principal or premium, of such beneficial owner's election to receive such payment in such Specified Currency. Such participant must notify the Depositary of such election on or prior to the third Market Day after such Record Date or at least 12 days prior to Maturity, as the case may be, and the Depositary will notify the Paying Agent of such election on or prior to the fifth Market Day after such Record Date or at least 10 days prior to the Maturity Date, as the case may be. If complete instructions are received by such participant from the beneficial owner and forwarded by the participant to the Depositary, and by the Depositary to the Paying Agent, on or prior to such dates, then such beneficial owner will receive payments in the applicable Specified Currency.

     The Indenture contains certain provisions for defeasance which shall apply to this permanent global Note.

     If so provided on the face hereof, this permanent global Note may be redeemed by the Company on the Redemption Date(s) and at the applicable Redemption Price(s) so indicated on the face hereof. If no date on which this permanent global Note is redeemable is set forth on the face hereof, this permanent global Note may not be redeemed prior to Maturity. On the Redemption Date(s), if any, on which this permanent global Note may be redeemed, this permanent global Note may be redeemed in whole or in part in increments of $1,000 or such other minimum denomination provided on the face hereof (provided that any remaining principal amount of this permanent global Note shall be at least $1,000 or such minimum denomination) at the option of the Company at the applicable Redemption Price, together with interest thereon payable to the applicable Redemption Date.

     Notice of redemption will be given by mail to holders of Notes, not less than 30 nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture.

     In the event of redemption of this permanent global Note in part only, a new permanent global Note or Notes of this series and of like tenor for the unredeemed portion of the Principal Amount hereof will be delivered to the Depositary upon the cancelation hereof.

     Unless otherwise indicated on the face hereof, this permanent global Note will not have a sinking fund.

     Unless otherwise indicated on the face hereof, this permanent global Note will not be subject to redemption at the option of the holder.

     If so provided on the face hereof, the Company may be required to repurchase the Notes of this series, in whole or in part, on the Repayment Date(s) and at the applicable Repayment Price(s) so indicated on the face hereof, plus accrued interest, if any, to the applicable Repayment Date. On or before the applicable Repayment Date, the Company shall deposit with the Trustee money sufficient to pay the applicable Repayment Price and any interest accrued on such Notes to be tendered for repayment. On and after such Repayment Date, interest will cease to accrue on such Notes or any portion thereof tendered for repayment.

     The repayment option may be exercised by the holder of this permanent global Note for less than the entire principal amount of this permanent global Note, but in that event, the principal amount of this permanent global Note remaining outstanding after repayment must be in an authorized denomination and the denomination of the new Note or Notes to be issued to the holder for the portion of the principal amount of such Note surrendered that is not to be repaid must be specified. In the event of repurchase of this permanent global
Note in part only, a new Note or Notes of this series and of like tenor for the unpurchased portion hereof will be issued in the name of the holder hereof upon the cancelation hereof.

     In order for this Note to be repaid, the Paying Agent must receive at least 30 days but not more than 45 days prior to the repayment date (i) this Note with the form entitled "Option to Elect Repayment" on the reverse of this Note duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange, the National Association of Securities Dealers, Inc., the Depositary or a commercial bank or trust company in the United States setting forth the name of the holder of this Note, the principal amount of this Note, the principal amount of this Note to be repaid, the certificate number or a description of the tenor and terms of this Note, a statement that the option to elect repayment is being exercised thereby, and a guarantee that this Note to be repaid, together with the duly completed form entitled "Option to Elect Repayment" on the reverse of this Note, will be received by the Paying Agent not later than the fifth Market Day after the date of such telegram, telex, facsimile transmission or letter; provided, however, such telegram, telex, facsimile transmission or letter shall only be effective if this Note and duly completed form are received by the Paying Agent by such fifth Market Day.

     If an Event of Default (or event which, after giving of notice or passage of time would constitute an Event of Default) with respect to the Notes shall occur and be continuing, the principal of all of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     As set forth in, and subject to, the provisions of the Indenture, no holder of any Note of this series may institute any action under the Indenture unless (a) such holder shall have given the Trustee written notice of a continuing Event of Default with respect to such series, (b) the holders of not less than 25% in aggregate principal amount of the outstanding Notes of this series shall have requested the Trustee to institute proceedings in respect of such Event of Default, (c) such holder or holders shall have offered the Trustee such reasonable indemnity as the Trustee may require, (d) the Trustee shall have failed to institute an action for 60 days thereafter and (e) no inconsistent direction shall have been given to the Trustee during such 60-day period by the holders of a majority in aggregate principal amount of Notes of this series.

     No reference herein to the Indenture and no provision of this permanent global Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and any interest on this permanent global Note at the times, places and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of a Note is registerable in the Security Register, upon surrender of such Note for registration of transfer at the office of the Security Registrar for this series or at the offices of any transfer agent designated by the Company for such purpose. Every Note presented for registration of transfer shall (if so required by the Company or the Trustee) be duly endorsed, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Security Registrar duly executed by the holder or its attorney duly authorized in writing, and one or more new Notes of like tenor and terms in registered form, of authorized denominations and for the same aggregate principal amount, will be issued in the name or names of the designated transferee or transferees and delivered at the office of the Security Registrar in The City of New York, or mailed, at the request, risk and expense of the transferee or transferees, to the address or addresses shown in the Security Register for such transferee or transferees.

     Any transfers of Notes or interests in Notes in different denominations shall in each case be for Notes or interests of like tenor and terms and equal aggregate principal amounts.

     Prior to due presentment of a Note for registration of transfer, the Company, the Trustee, the Security Registrar and any agent of the Company, the Trustee or the Security Registrar may treat the Person in whose name a Note is registered as the owner hereof for all purposes, whether or not such Note is overdue, and neither the Company, the Trustee, the Security Registrar nor any such agent shall be affected by notice to the contrary.

     The Company shall not be required (i) to issue, transfer or exchange Notes during a period beginning at the opening of business of 15 days before the day of the mailing of the relevant notice of redemption of Notes selected for redemption under Section 1103 of the Indenture and ending at the close of business on the date of such mailing or (ii) to transfer or exchange any Note so selected for redemption in whole or in part.

     No service charge shall be made for any registration of transfer of any Note, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The authorized denominations of Notes denominated in U.S. Dollars will be U.S. $1,000 and any larger amount that is an integral multiple of U.S. $1,000. The authorized denominations of Notes denominated in a currency other than U.S. Dollars will be as set forth on the face hereof.

     The Notes of this series (including this permanent global Note) shall be dated the date of their authentication.

     All terms used and not otherwise defined in this permanent global Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     The Indenture and the Notes shall be construed in accordance with and governed by the laws of the State of New York.

                      SECURITY REGISTRAR AND PAYING AGENT

                      SECURITY REGISTRAR AND PAYING AGENT
                              (subject to change)

                                Citibank, N.A.
                                111 Wall Street
                                   5th Floor
                           Corporate Trust Services
                           New York, New York 10043




                           OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably requests and instructs the Company to repay the within Note (or portion hereof specified below) pursuant to its terms at a price equal to the applicable Repayment Price thereof together with interest to the Repayment Date specified below, to the undersigned


------------------------------------------------------------------------------

------------------------------------------------------------------------------
(Please print or typewrite name and address of the undersigned)

     If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the holder elects to have repaid
           ; and specify the denomination or denominations (which shall be in authorized denominations) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):

------------------------------------------------------------------------------.

Repayment Date:
               ---------------------
Date:
      --------------------------          --------------------------------
                                            (Signature)

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM--as tenants in common
     TEN ENT--as tenants by the entireties
     JT TEN--as joint tenants with right of survivorship and
                      not as tenants in common
     UNIF GIFT MIN ACT--...........Custodian..........
                             (Cust)     (Minor)
                      Under Uniform Gifts to Minors Act

                      .................................
                                    (State)

                   Additional abbreviations may also be used
                         though not in the above list.

                     ------------------------------------

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE


-------------------------------
                               :
                               :
------------------------------------------------------------------------------
------------------------------------------------------------------------------
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE-------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting
and appointing                                 attorney to transfer said Note
on the books of the Company, with full power of substitution in the premises.


Dated:
       -------------------------    -------------------------------------------
                                       Signature
                                   (Signature must correspond with the name as written on the face of the within instrument in every particular, without alteration or enlargement or any change whatever.)

                                                                     EXHIBIT A



                             Schedule of Exchanges